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                                                                       EXHIBIT 5

                       [Snell & Wilmer L.L.P. Letterhead]

                                  July 26, 2002

Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85053

         Re:      HYPERCOM CORPORATION NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

Ladies & Gentlemen:

         We have acted as counsel to Hypercom Corporation, a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof, relating to the registration of an additional 81,250 shares of its Common Stock, $0.001 par value (the "Shares") issuable pursuant to the Company's 2000 Nonemployee Directors' Stock Option Plan, as amended (the "Plan").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms and the Plan, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of a copy of this letter with the Securities and Exchange Commission as an exhibit to the Registration Statement.

         The opinions expressed herein are limited solely to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinions expressed herein are based upon the law and the other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.


                                                     Very truly yours,

                                                     /s/ Snell & Wilmer L.L.P.

                                                     Snell & Wilmer L.L.P.